As filed with the Securities and Exchange Commission on May 18, 1998
                                                      Registration No. 333-
------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                        --------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          VALASSIS COMMUNICATIONS, INC.
               (Exact Name of Issuer as Specified in its Charter)

          Delaware                                       38-2760940
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                              19975 Victor Parkway
                             Livonia, Michigan 48152
              (Address of Principal Executive Offices, Zip Code)

         VALASSIS COMMUNICATIONS, INC. 1992 LONG-TERM INCENTIVE PLAN
                            (Full  Title of the Plan)

            Barry P. Hoffman                               Telephone number,
     Valassis Communications, Inc.                       including area code,
         19975 Victor Parkway                            of Agent for Service:
       Livonia, Michigan 48152                               (313) 591-3000
(Name and Address of Agent for Service)

                                   Copies to:
                                Mark Thoman, Esq.
                             McDermott, Will & Emery
                              50 Rockefeller Plaza
                             New York, New York 10020
                                 (212) 547-5400

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed      Proposed
         Title of                         Maximum       Maximum
        Securities         Amount         Offering     Aggregate     Amount of
          to be            to be           Price        Offering   Registration
        Registered      Registered(1)   Per Share(2)     Price            Fee
--------------------------------------------------------------------------------
Common Stock, par value  750,000          $36.66      $27,492,188      $8,110
  $0.01 share               Shares
================================================================================
(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 12, 1998.

     The contents of the Registration Statements on Form S-8 (Registration No. 33-59670 and Registration No. 333-00022) filed by Valassis Communications,
Inc. (the "Company") with the Securities and Exchange Commission on March 17, 1993 and January 3, 1996, respectively to register common stock to be issued pursuant to the Valassis Communications, Inc. 1992 Long-Term Incentive Plan
(the "Long-Term Incentive Plan") and the Valassis Communications,Inc. Non-Employee Directors' Stock Compensation Plan are hereby incorporated herein by reference. This Registration Statement is being filed to increase the number of shares registered pursuant to the Long-Term Incentive Plan by 750,000 shares.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 13th day of May, 1998.

                                               VALASSIS COMMUNICATIONS, INC.



                                               By:/s/ David A. Brandon
                                               -------------------------------
                                                      David A. Brandon
                                                      President and
                                                      Chief Executive Officer

                              POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes David A. Brandon, Robert L. Recchia and Barry P. Hoffman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

     Pursuant to the requirements of the Security Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURE                                  TITLE                    DATED
---------                                  -----                    -----


/s/ David A. Brandon       Chairman of the Board of               May 13, 1998
----------------------     Directors, Chief Executive Officer,
    David A. Brandon       President and Director (Principal
                           Executive Officer)


/s/ Mark C. Davis          Director                               May 13, 1998
----------------------
    Mark C. Davis


/s/ Jon M. Huntsman, Jr.   Director                               May 13, 1998
-----------------------
    Jon M. Huntsman, Jr.


/s/ Larry L. Johnson       Director                               May 13, 1998
------------------------
    Larry L. Johnson


/s/ Brian M. Powers        Director                               May 15, 1998
-------------------------
    Brian M. Powers

/s/ Robert L. Recchia      Chief Financial Officer, Treasurer     May 13, 1998
-------------------------  and Director (Chief Financial and
    Robert L. Recchia      Accounting Officer)


/s/ Alan F. Schultz        Director                               May 13, 1998
-------------------------
    Alan F. Schultz


/s/ Faith Whittlesey       Director                               May 13, 1998
--------------------------
    Faith Whittlesey

                                         EXHIBIT INDEX

Exhibit Number                                Description
-------------                                 -----------

          4.1 The Company's Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 33-45189)).

          4.2 The Company's Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 33-45189)).

          5.1 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities being offered.

          23.1    Consent of Deloitte & Touche LLP.

          23.2    Consent of Ernst & Young LLP.

          23.3    Consent of McDermott, Will & Emery (included in Exhibit 5.1)

          24.1    Power of Attorney (included on signature page).

                                                                 EXHIBIT 5.1



                                                    May 15, 1998

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, Michigan  48152

     Re:  750,000 Shares of Common Stock, $0.01 Par Value (the "Common
           Stock") To Be Issued pursuant To The Valassis Communications, Inc. 1992 Long-Term Incentive Plan, as amended (the "Plan")

Dear Ladies and Gentlemen:

          We have acted as counsel for Valassis Communications, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 750,000 shares of Common Stock to be issued pursuant to the Plan.

          In arriving at the opinions expressed below we have examined the Registration Statement, the Plan, and such other documents as we have deemed necessary to enable us to express the opinions hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

          Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when sold and issued in accordance with the terms of the Plan and the Registration Statement, will be duly authorized, legally issued, fully paid and non-assessable.

Valassis Communication, Inc.
May 15, 1998
Page 2



          We hereby consent to all references to our firm in the Registration Statement and to the filing of this opinion by the Company as an exhibit to the Registration Statement.


                                                Very truly yours,



                                                /s/ McDermott, Will & Emery

                                                            EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Valassis Communications, Inc. on Form S-8 of our report dated February 10, 1998, appearing in the Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP


Detroit, Michigan
May 18, 1998

                                                          EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Valassis Communications, Inc. 1992 Long-Term Incentive Plan of our report dated February 10, 1997, with respect to the 1996 and 1995 consolidated financial statements and schedule of Valassis Communications, Inc. included in the Annual Report (Form 10-K) of Valassis Communications, Inc. for the year ended December 31, 1997.




                                                   ERNST & YOUNG LLP


Detroit, Michigan
May 15, 1998